Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Philip Morris Companies Inc., which is incorporated by reference in Philip Morris Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP
                                        ----------------------------------------
                                                      PRICEWATERHOUSECOOPERS LLP

New York, New York
August 10, 2000